Exhibit 99.1

NASDAQ:RCON

Recon Technology Reports Strong Gains in FY 2014 and Announces Growth Goals

FY 2014 Results Were Boosted By Sharp Increases in Oilfield Automation and Furnaces Revenues, Improved Gross Margins, and an Operating Profit Versus Operating Loss in the Prior Year

BEIJING, September 29, 2014 -- Recon Technology, Ltd.(NASDAQ: RCON), (“Recon” or the “Company”), a leading independent oilfield services provider operating primarily in China, today reported that in its fiscal year ended June 30, 2014, the Company was able to record the following results:

•	Revenues grew 22% to $15,181,815 from $12,442,444* in FY 2013 as sales of oilfield hardware products to non-related parties more than doubled,

•	Adjusted net income attributable to Recon (non- U.S. GAAP)** grew 170% to approximately $831,550 from $307,440 in FY 2013

•	Adjusted EBIDTA (non- U.S. GAAP) increased 88% year over year to $1,435,679, from $763,800*

•	Net income attributable to Recon (U.S. GAAP) rose to approximately $131,140 from approximately $6,450* in the prior year

•	Diluted EPS (U.S. GAAP) rose 1,400% to $0.03 from EPS of $0.002 in FY 2013

•	Adjusted diluted EPS** (non- U.S. GAAP) rose 137% to $0.19 compared with $0.08 a year earlier

* Based on the exchange rate of RMB6.1552 to US$1.00.

** Non- U.S. GAAP measures are explained in tables 3 and 4 below. Non -U.S. GAAP adjusted net income and EPS exclude certain special non-cash after tax expenses totaling $ 700,419 ($0.16 per share) that are included in net income

Other FY 2014 Highlights

•	Hardware and Software sales to non-related parties grew 108.2% year over year, offsetting a decline in revenues related to fracturing

•	Gross margins increased year-over-year from 32.7% to 34.7%, in part reflecting the decline in lower margin fracturing related sales

•	Operating income increased from a loss in FY2013 of $91,751 to income of $459,813

•	Current assets as of June 30, 2014, including approximately $2.94 million in cash and cash equivalents, were approximately $25.1 million.

•	The Company reported no long term debt and total current liabilities of approximately $8.18 million as of June 30, 2014

•	Working capital as of June 30, 2014 was approximately $13.5 million

•	There were approximately 4.4 million weighted average outstanding ordinary shares, on a fully diluted basis, as of June 30, 2014, up from approximately 4.0 million as of June 30, FY 2013, in part reflecting a registered direct offering in November 2013 of 546,500 ordinary shares and warrants to initially purchase an aggregate of 163,950 ordinary shares. This offering generated net proceeds of approximately $2.0 million.

Continuing Strong Outlook

Commenting on results, Mr. Shenping Yin, Chairman and CEO of Recon stated, “FY 2014 delivered a number of favorable highlights on both the top and bottom line despite reduced drilling activity and fallout from burgeoning reforms of China’s oil industry. Our strong hardware sales, reflecting growing acceptance by customers of our deep understanding of their needs and the excellent technology and know-how we can provide to improve their production efficiency, safety and profits, was certainly a key highlight as was the swing into the black of results from operations. While we didn’t generate significant revenues from our fracturing services this past year, we are optimistic we will see these grow in the future based on our ongoing fracturing projects, which are located at not only Zhongyuan Oilfield, but also Northeast Oilfield and Sichuan Province.”

Promising Year Again For Furnaces and Burners

“As new wells are developed,” Mr. Yin continued, “we believe we will see continued strong growth this year in sales of our burners and furnaces. Another promising growth area is in down-hole tools, and we now have good experience with this technology and have seen strong opportunities. We also see a continuing focus on developing new sources of energy in China. Natural gas obtained through fracturing will certainly be part of this trend and as I’ve noted, we anticipate a pick up in our activity in the fracturing business in FY 2014.”

“Not least of all,” Mr. Yin added, “we are cognizant of the need to further improve our profits and believe that further integration into our offerings of our higher margin services will be one key to accomplishing this, as well as growing our business to include some down-hole services to add to the up-ground business we have concentrated on to date.”

Growth in Automation Products

Mr. Yin continued, “In FY 2014, we see particularly good continuing demand for ‘Digital Oil Field’ automation products and services, further enhanced by our recent appointment as an authorized third party system integrator for world renowned automation leader ABB. While I believe this partnership, as well as our partnerships with global oil servicing leaders such as Baker Hughes, Emerson and others reflects well on our abilities, more importantly, it inspires further confidence in our customers and helps to expand the range of products and services we are able to customize for the unique needs of the oil and gas fields in China.”

Growth Goals: Organic Growth Plus Acquisitions

“In recent weeks,” Mr. Yin said, “we have focused on developing growth goals to guide the efforts of our still young Company that we believe is entering a new stage of development. Our major focus going forward will continue to be on the organic development of our business, built on strong technology, our very well developed solid relationships with China’s large oil companies, and our focus on building our business in China’s most challenging oil fields away from large potential competitors. However, we believe we can supplement this growth with carefully chosen acquisitions and joint ventures, and have put a greater effort into accomplishing this.”

Double Our Revenues Over Next 2 to 3 Years

“Looking ahead,” Mr. Yin said, “we believe that an achievable goal for Recon is annual average revenue growth of a minimum of 20%. We further believe that if we couple this with appropriate acquisitions, we can aim to double our revenues over the next two to three fiscal years.”

Mr. Yin concluded, “While pursuing these goals, we will keep in mind the best interests of our shareholders, who we know would also like to see a growing bottom line as we grow our revenues, and also don’t want us to stray from our areas of expertise. We think we have a very exciting future ahead and look forward to continuing to inform shareholders of our progress.”

Please See Attached Tables

Recon Technology, Ltd. is China's first independent oil and gas field service company listed on NASDAQ (RCON). Closely working with leading global partners, Recon has achieved rapid growth supplying China's largest oil and gas exploration companies, including Sinopec and China National Petroleum Corporation, with advanced automated technologies, efficient gathering and transportation equipment and reservoir stimulation measures. The solutions Recon provides are aimed at increasing gas and petroleum extraction levels, reducing impurities improving safety and lowering production costs. For additional information, please visit www.recon.cn

Cautionary Statements

Statements made in this release with respect to Recon’s current plans, estimates, strategies and beliefs and other statements that are not historical facts are forward-looking statements about the future performance of Recon. Forward-looking statements include, but are not limited to, those statements using words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “forecast,” “estimate,” “project,” “anticipate,” “aim,” “intend,” “seek,” “may,” “might,” “could” or “should,” and words of similar meaning in connection with a discussion of future operations, financial performance, events or conditions. From time to time, oral or written forward-looking statements may also be included in other materials released to the public. These statements are based on management’s assumptions, judgments and beliefs in light of the information currently available to it. Recon cautions investors that a number of important risks and uncertainties could cause actual results to differ materially from those discussed in the forward-looking statements, including but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. Therefore investors should not place undue reliance on such forward-looking statements. Actual results may differ significantly from those set forth in the forward-looking statements.

All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Relations Contacts:

China

Liu Jia Chief Financial Officer
Recon Technology, Ltd.
info@recon.cn
+86 (10) 84945799

U.S.

Ken Donenfeld
DGI Investor Relations
kdonenfeld@dgiir.com 1-212-425-5700

Recon Technology Financial Tables

Table 1: Gross Profit and Gross Profit Margin

	FY 2013	FY 2014	% Change
Revenues (‘000 USD)	$12,442	$15,182	+22%
Cost of revenues	$8,372	$9,915	+18.4%
Gross profit	$4,070	$5,267	+29.4%
GP Margin (%)	32.7%	34.7%	+2%

Table 2: Operating Expense and Operating Income

Unit: ‘000 USD	FY 2013	FY 2014	% Change
Selling and distribution expenses	995	860	(13.6)%
% of revenue	8.0%	5.7%	__
General and administrative expenses	1,784	2,632	+47.6%
% of revenue	14.3%	17.3%	__
Research and development expenses	1,383	1,315	(4.9)%
% of revenue	11.1%	8.7%	__
Operating expenses	$4,162	$4,806	+15.5%
Operating income(loss)	(91,751)	459,812	+601.2%

Table 3:

Adjusted EBITDA

Adjusted EBITDA. We define adjusted EBITDA as net income (loss) adjusted for income tax expense, interest expense, loss from investment, non-cash stock compensation expense, depreciation and amortization. We think it is useful to an equity investor in evaluating our operating performance because: (1) it is widely used by investors in our industry to measure a company’s operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which the assets were acquired; and (2) it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure and asset base from our operating results.

	FY2013	FY2014	FY2014	Percentage
	RMB	RMB	USD	Change
Reconciliation of Adjusted EBITDA
to Net Income
Net income	¥619,541	¥1,827,820	$296,956	195.0%
Provision for income tax	286,871	961,136	156,150	235.0%
Interest expense and foreign currency adjustment	1,323,726	1,141,069	185,383	(13.8)%
Change in fair value of warrants liability	-	(60,647)	(9,853)	100%
Loss from investment	-	1,535,250	249,423	100%
Restricted shares issued for consulting services	-	407,593	66,219	100%
Share-based compensation expense	1,852,656	2,429,028	394,630	31.1%
Depreciation and amortization	618,552	595,647	96,771	(3.7)%
Adjusted EBITDA	¥4,701,346	¥8,836,896	$1,435,679	88.0%

Table 4:

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share

	For the Years Ended
	June 30,
	2013	2014	2014
	RMB	RMB	USD
Reconciliation of Net Income
to Adjusted Net Income attributable to Recon Technology, Ltd
Net income attributable to Recon Technology, Ltd	¥39,698	¥807,188	$131,140
Special items:
Change in fair value of warrants liability	-	(60,647)	(9,853)
Loss from investment	-	1,535,250	249,423
Restricted shares issued for consulting services	-	407,593	66,219
Share-based compensation expense	1,852,656	2,429,028	394,630
Adjusted net income attributable to Recon Technology, Ltd	¥1,892,354	¥5,118,412	$831,559

Reconciliation of U.S. GAAP Earnings Per Share
to Non U.S. GAAP Adjusted Earnings Per Share - diluted
U.S. GAAP earnings per share - diluted	¥0.01	¥0.18	$0.03
Impact of special items on earnings per share	0.47	0.99	0.16
Non U.S. GAAP adjusted earnings per share - diluted	¥0.48	¥1.17	$0.19
Weighted - average shares -diluted	3,951,811	4,368,162	4,368,162

Special items are certain non-cash expenses that are included in our U.S. GAAP reported results. There was no income tax benefit associated with the special items. The non-GAAP financial measures are provided to enhance investors' overall understanding of Recon's current financial performance. These non-GAAP measures are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. Use of the terms non-GAAP adjusted EPS may differ from similar measures reported by other companies. All of the non-GAAP measures discussed above are reconciled from their respective GAAP measures in the “Reconciliation of U.S. GAAP Earnings Per Share to Non U.S. GAAP Adjusted Earnings Per Share - diluted" table set forth above. We define adjusted EBITDA as net income (loss) adjusted for income tax expense, interest expense, loss from investment, non-cash stock compensation expense, depreciation and amortization. We define non GAAP EPS as adjusted net income divided by the total outstanding shares, on a fully-diluted basis.  We define non-GAAP EPS as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis.

FOR ADDITIONAL INFORMATION WE URGE YOU TO PLEASE CAREFULLY STUDY THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 2014

RECON TECHNOLOGY, LTD
CONSOLIDATED BALANCE SHEETS

	As of June 30,	As of June 30,	As of June 30,
	2013	2014	2014
ASSETS	RMB	RMB	U.S. Dollars
Current assets
Cash and cash equivalents	¥12,350,392	¥18,094,586	$2,939,723
Notes receivable	2,578,855	-	-
Trade accounts receivable, net	38,648,780	43,553,737	7,075,926
Trade accounts receivable- related parties, net	18,744,364	7,479,298	1,215,119
Inventories, net	13,271,070	14,336,602	2,329,185
Other receivables, net	19,131,503	18,293,043	2,971,966
Other receivables- related parties	742,528	1,414,433	229,795
Purchase advances, net	18,412,507	25,759,065	4,184,927
Purchase advances- related parties	394,034	394,034	64,016
Tax recoverable	575,650	-	-
Prepaid expenses	2,487,956	2,634,664	428,039
Prepaid expenses - related parties	366,000	230,000	37,367
Deferred tax asset	1,006,721	1,209,961	196,575
Total current assets	128,710,360	133,399,423	21,672,638

Property and equipment, net	1,709,846	1,321,538	214,703
Long-term trade accounts receivable, net	-	14,456,317	2,348,635
Long-term investment	1,549,450	-	-
Long-term other receivable	3,502,680	5,353,104	869,688
Total Assets	¥135,472,336	¥154,530,382	$25,105,664

LIABILITIES AND EQUITY
Current liabilities
Short-term bank loans	¥10,000,000	¥10,000,000	$1,624,643
Trade accounts payable	7,384,165	11,413,505	1,854,287
Trade accounts payable- related parties	3,994,718	-	-
Other payables	1,964,691	1,765,079	286,762
Other payable- related parties	4,239,675	3,306,024	537,111
Deferred revenue	3,381,382	4,419,824	718,063
Advances from customers	470,700	801,385	130,196
Accrued payroll and employees' welfare	1,992,783	417,624	67,849
Accrued expenses	488,730	203,051	32,989
Income before income tax	6,754,428	7,589,846	1,233,079
Short-term borrowings- related parties	5,503,279	5,207,728	846,070
Net Income	570,375	-	-
Deferred tax liability	-	180,186	29,274
Warrants liability	-	5,021,621	815,834
Total current liabilities	46,744,926	50,325,873	8,176,157

Comprehensive income

Comprehensive income attributable to Recon Technology, Ltd
Common stock, ($ 0.0185 U.S. dollar par value, 25,000,000 shares authorized; 3,951,811 and 4,717,336 shares issued and outstanding as of June 30, 2013 and June 30, 2014, respectively)	529,979	616,865	100,217
Earnings per common share - basic	69,516,447	83,061,058	13,494,453
Earnings per common share - diluted	3,023,231	4,148,929	674,053
Unappropriated retained earnings	8,749,963	8,431,453	1,369,810
Accumulated other comprehensive loss	(293,201)	(279,275)	(45,374)
Total shareholders’ equity	81,526,419	95,979,030	15,593,159
Non-controlling interest	7,200,991	8,225,479	1,336,348
Total equity	88,727,410	104,204,509	16,929,507
Total Liabilities and Equity	¥135,472,336	¥154,530,382	$25,105,664

The accompanying notes are an integral part of these consolidated financial statements

RECON TECHNOLOGY, LTD
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the years ended
	June 30,
	2013	2014	2014
	RMB	RMB	USD

Revenues
Hardware and software	¥41,408,517	¥86,229,283	$14,009,176
Service	25,464,003	477,778	77,622
Hardware and software - related parties	9,713,209	6,740,047	1,095,017
Total revenues	76,585,729	93,447,108	15,181,815

Cost of revenues
Hardware and software	¥26,617,786	¥57,333,670	$9,314,672
Service	18,567,123	77,107	12,527
Hardware and software - related parties	6,346,850	3,619,470	588,035
Total cost of revenues	51,531,759	61,030,247	9,915,234
Gross profit	25,053,970	32,416,861	5,266,581

Selling and distribution expenses	6,126,095	5,293,343	859,979
General and administrative expenses	10,978,942	16,198,947	2,631,750
Research and development expenses	8,513,680	8,094,333	1,315,040
Operating expenses	25,618,717	29,586,623	4,806,769

Income (loss) from operations	(564,747)	2,830,238	459,812

Other income (expenses)
Subsidy income	2,257,344	1,250,509	203,163
Interest income	570,442	384,182	62,416
Interest expense	(1,557,204)	(952,574)	(154,759)
Loss from investment	-	(1,535,250)	(249,423)
Change in fair value of warrants liability	-	60,647	9,853
Gain (loss) from foreign currency exchange	233,478	(188,495)	(30,624)
Other income (expense)	(32,901)	939,699	152,668

Income before income tax	906,412	2,788,956	453,106
Provision for income tax	286,871	961,136	156,150
Net Income	619,541	1,827,820	296,956

Less: Net income attributable to non-controlling interest	579,843	1,020,632	165,816
Net Income attributable to Recon Technology, Ltd	¥39,698	¥807,188	$131,140

Comprehensive income
Net income	619,541	1,827,820	296,956
Foreign currency translation adjustment	(3,004)	17,783	2,889
Comprehensive income	616,537	1,845,603	299,845
Less: Comprehensive income attributable to non-controlling interest	579,543	1,022,410	166,105
Comprehensive income attributable to Recon Technology, Ltd	¥36,994	¥823,193	$133,740

Earnings per common share - basic	¥0.01	¥0.19	$0.03
Earnings per common share - diluted	¥0.01	¥0.18	$0.03
Weighted - average shares -basic	3,951,811	4,303,955	4,303,955
Weighted - average shares -diluted	3,951,811	4,368,162	4,368,162

The accompanying notes are an integral part of these consolidated financial statements

RECON TECHNOLOGY, LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended June 30,
	2013	2014	2014
	RMB	RMB	U.S. Dollars

Cash flows from operating activities:
Net income	¥619,541	¥1,827,820	$296,956
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	618,552	595,647	96,771
Loss from disposal of equipment	38,006	128,902	20,942
Provision/(recovery of) for doubtful accounts	(749,121)	1,518,778	246,747
Share based compensation	1,852,656	2,429,028	394,630
Loss from investment	-	1,535,250	249,423
Deferred tax provision/(benefit)	100,080	(23,054)	(3,745)
Change in fair value of warrants liability	-	(60,647)	(9,853)
Restricted shares issued for services	-	407,593	66,219
Changes in operating assets and liabilities:
Notes receivable	(2,578,855)	2,578,855	418,972
Trade accounts receivable	25,107,519	(5,291,233)	(859,636)
Trade accounts receivable-related parties	672,175	(3,819,299)	(620,500)
Inventories	11,010,230	(1,065,532)	(173,111)
Other receivable, net	(4,263,858)	(981,099)	(159,395)
Other receivables related parties, net	(724,799)	(671,905)	(109,161)
Purchase advance, net	(2,190,796)	(6,879,156)	(1,117,617)
Purchase advance-related party, net	699,500	-	-
Tax recoverable	2,215,072	575,650	93,523
Prepaid expense	(1,952,620)	(146,708)	(23,835)
Prepaid expense - related party, net	(366,000)	136,000	22,095
Trade accounts payable	(4,521,395)	4,029,340	654,624
Trade accounts payable-related parties	(1,344,513)	(3,994,718)	(648,999)
Other payables	(377,135)	(199,612)	(32,430)
Other payables-related parties	3,140,416	(933,651)	(151,685)
Deferred income	90,309	1,038,442	168,710
Advances from customers	(465,424)	330,685	53,724
Accrued payroll and employees' welfare	1,043,204	(1,575,159)	(255,907)
Accrued expenses	12,314	(285,679)	(46,413)
Taxes payable	(2,927,192)	835,418	135,726
Net cash provided by (used in) operating activities	24,757,866	(7,960,044)	(1,293,225)

Cash flows from investing activities:
Purchase of property and equipment	(753,583)	(477,957)	(77,651)
Long-term investment	(1,549,450)	-	-
Proceeds from disposal of equipment	162,000	141,716	23,024
Net cash used in investing activities	(2,141,033)	(336,241)	(54,627)

Cash flows from financing activities:
Proceeds from short-term bank loans	10,000,000	23,500,000	3,817,910
Repayments of short-term bank loans	(23,000,000)	(23,500,000)	(3,817,910)
Proceeds from short-term borrowings	579,073	-	-
Proceeds from borrowings-related parties	1,962,450	5,007,728	813,577
Repayment of short-term borrowings	(2,775,764)	(570,375)	(92,666)
Repayment of short-term borrowings-related parties	(582,477)	(5,303,279)	(861,594)
Proceeds from sale of common stock, net of issuance costs	-	12,132,882	1,971,160
Proceeds from stock options exercised	-	2,704,909	439,451
Capital contribution in VIE	20,000	-	-
Net cash provided by (used in) financing activities	(13,796,718)	13,971,865	2,269,928

Effect of exchange rate fluctuation on cash and cash equivalents	(3,006)	68,614	11,150

Net increase (decrease) in cash and cash equivalents	8,817,109	5,744,194	933,226
Cash and cash equivalents at beginning of period	3,533,283	12,350,392	2,006,497
Cash and cash equivalents at end of period	¥12,350,392	¥18,094,586	$2,939,723
		-	-

Supplemental cash flow information
Cash paid during the period for interest	¥1,356,581	¥939,416	$152,622
Cash paid during the period for taxes	¥832,028	¥704,982	$114,534

Non-cash investing and financing activities
Issurance of common stock to prepay professional services	¥-	¥1,002,721	$165,142

The accompanying notes are an integral part of these consolidated financial statements